Exhibit 32.0

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Anthony J. Cuti, the Chief Executive Officer of Duane Reade Holdings, Inc. and John K. Henry, the Chief Financial Officer of Duane Reade Holdings, Inc., each certifies that, to the best of his knowledge:

1.      the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duane Reade Holdings, Inc.

/s/ ANTHONY J. CUTI
Anthony J. Cuti
Chief Executive Officer
/s/ JOHN K. HENRY
John K. Henry
Date: November 8, 2005	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Duane Reade Holdings, Inc. and will be retained by Duane Reade Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.